UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2011

ACCELRYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27188	33-0557266
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

10188 Telesis Court, San Diego, California 92121-4779

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 30, 2011, Accelrys, Inc., a Delaware corporation (“Accelrys”), and Velocity Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Accelrys (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VelQuest Corporation, a Delaware corporation (“VelQuest”), and Laurel Services, LLC, as the representative of the stockholders of VelQuest, pursuant to which Merger Sub was subsequently merged with and into VelQuest and VelQuest became a wholly owned subsidiary of Accelrys (the “Merger”).

Pursuant to the terms of the Merger Agreement, upon the effective time of the Merger, each share of VelQuest capital stock that was issued and outstanding as of immediately prior to the effective time (other than shares held by Accelrys, VelQuest or any of their respective subsidiaries or shares held by VelQuest stockholders who properly exercise and perfect appraisal rights under Delaware law) were automatically converted into the right to receive an applicable portion (in each case, calculated as set forth in the Merger Agreement) of $35 million in cash, without interest and subject to working capital and other adjustments (such amount, the “Purchase Price”). As part of the transaction, Accelrys deposited $5.25 million of the Purchase Price (the “Escrow Fund”) into an escrow account to support certain indemnification obligations of the VelQuest stockholders and to serve as collateral and partial security against any damages arising from breaches of the representations, warranties and covenants made by VelQuest pursuant to the Merger Agreement. The Escrow Fund will be maintained for a period of 15 months following the closing of the Merger or until such earlier time as the Escrow Fund is exhausted.

The foregoing summary of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 8.01.	Other Events.

On January 3, 2012, Accelrys issued a press release announcing the acquisition of VelQuest pursuant to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 30, 2011, by and among Accelrys, Inc., Velocity Acquisition Corp., VelQuest Corporation and Laurel Services, LLC

99.1	Press Release dated January 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Michael A. Piraino
Michael A. Piraino
Executive Vice President and Chief Financial Officer

Date: January 3, 2012